EXHIBIT 10.33

FUNDING AGREEMENT

This FUNDING AGREEMENT (this “Agreement”) is made and entered into as of October 30, 2017, by and between NULEAF, INC (the “Nuleaf”) and MEDIFARM III, LLC, a Nevada limited liability company (“Medifarm III”). Nuleaf and Medifarm III shall be collectively referred to herein as “the Parties”).

WHEREAS Nuleaf and Medifarm III have entered into a certain Convertible Loan Agreement whereby Medifarm III desires to hold 50% of the issued and outstanding Membership Interest in Nuleaf Reno Production, LLC (the “Company”);

WHEREAS Medifarm III has agreed to loan Nine Hundred Thousand Two Hundred Twenty Six Dollars and 02/100 ($918,226.27) (the “Convertible Note Contribution”) to Nuleaf, which upon regulatory suitability of Medifarm III shall convert to 50% Membership Interest in the Company, pursuant to a certain “Convertible Promissory Note” by and between the Nuleaf and Medifarm III as set forth therein;

WHEREAS, the Company shall require an additional capital commitment to complete the construction of the Nuleaf Sparks Cultivation facility in the amount of Eight Hundred Sixty Thousand Dollars and 00/100 ($860,000) (the “Additional Capital Commitment”) to be disbursed as (a) $260,000 for current construction costs; (b) $150,000 as estimated costs for additional packaging area; (c) $250,000 for equipment and (d) $200,000 for additional equipment;

WHEREAS Nuleaf and Medifarm III each desires to contribute 50% of the required Additional Capital Commitment, subject to the terms and conditions set forth herein below.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1. Capital Contribution. Effective upon the execution of this Agreement, Nuleaf and Medifarm III each shall agree to contribute 50% the Additional Capital Commitment to the Company, in the amount of $430,000 each, on or before November 30, 3017. Funding made by Medifarm III prior to conversion of the Convertible Promissory Note to equity shall be added as principal to the Convertible Promissory Note.

2. Use of Proceeds. The Parties agree that the foregoing Additional Capital Commitment totaling $860,0,000 shall be used in accordance with the following allocation:

2.1 Current construction costs $260,000

2.2 Estimated costs for additional packaging area $150,000

2.3 Equipment $250,000

2.4 Additional equipment $200,000

Upon conversion of Medifarm III’s Convertible Promissory Note, distributions of profits of the Company shall be made to all Members, pro rata, in accordance with their percentage of Membership Interest, as set forth in the Amended and Restated Operating Agreement (as attached and incorporated herein by reference).

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4. Representation as to Title and Authority. The Parties hereto represent and warrant to the other that each is not subject to any encumbrance that would prevent the carrying out of the transactions described herein, and that each of the Parties has all requisite authority and power to effect these transactions as contemplated and effected hereby.

5. Miscellaneous.

5.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to the conflicts of laws principles thereof.

5.2 Entire Agreement. This Agreement represents the entire agreement between the parties with respect to the transactions contemplated hereby and supersedes all prior agreements, understandings or representations, whether oral or written, and may be waived or modified only by a subsequent written agreement signed by the parties hereto. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

5.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.4 Severability. In the event any provision of this Agreement is declared by a court of competent jurisdiction to be void or unenforceable or become unlawful in its operation, such provision shall not affect the rights and duties of the parties with regard to the remaining provisions of this Agreement which shall continue as binding.

5.5 Further Assurances. Each party shall, subsequent to the date hereof, execute such written instruments, render such other assistance, or take all such further actions as the other party shall reasonably request in order to effectuate the transactions contemplated by this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement the day and year first above written.

NULEAF INC:

By:

MEDIFARM III:

By:

Approved by:

NULEAF RENO PRODUCTION, LLC

By:	NULEAF, INC.

By:

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